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                                                                    EXHIBIT 31.1

  CERTIFICATION OF VICE PRESIDENT OF TRUSTEE OF TREASURE ISLAND ROYALTY TRUST
             PURSUANT TO 15 U.S.C. SECTION 7241, AS ADOPTED PURSUANT
                TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Kevin M. Dobrava, certify that:

1. I have reviewed the accompanying quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 of Treasure Island Royalty Trust, for which Wachovia Bank, National Association, acts as trustee;

2. Based on my knowledge, the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in the quarterly report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in the quarterly report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14), or for causing such procedures to be established and maintained, for the registrant and I have:

      a) designed such disclosure controls and procedures, or caused such controls and procedures to be designed, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which the quarterly report is being prepared; and

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of the end of the period covered by this report;

5. I have disclosed, based on my most recent evaluation, to the registrant's auditors:

      a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      b) any fraud, whether or not material, that involves persons who have a significant role in the registrant's internal controls; and

6. I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

In giving the certifications in paragraphs 4, 5 and 6 above, I have relied to the extent I consider reasonable on information provided to me by Newfield Exploration Company.

Date: November 14, 2003                  By: /s/  Kevin M. Dobrava
                                             ----------------------------------
                                             Kevin M. Dobrava
                                             Vice President
                                             Wachovia Bank, National Association